Annex A
DIRECTOR AND OFFICER PRINCIPAL OCCUPATION AND BUSINESS ADDRESS
The table below includes the principal occupation of the directors and executive officers of the Reporting
Person. The business address for each person in the table below is 1300 Post Oak Boulevard, 8th Floor, Houston,
Texas 77056.

Name	Principal Occupation
Directors:
Vincent D. Foster	Chairman of the Board of Main Street Capital Corporation
Dwayne L. Hyzak	Chief Executive Officer of Main Street Capital Corporation
J. Kevin Griffin	Senior Vice President of Finance of UPMC
John E. Jackson	Retired, former compressor company executive
Brian E. Lane	Chief Executive Officer of Comfort Systems USA, Inc.
Dunia A. Shive	Retired, former media company executive
Stephen B. Solcher	Retired, former software company executive
Executive Officers:
Dwayne L. Hyzak	Chief Executive Officer
David L. Magdol	President and Chief Investment Officer
Jesse E. Morris	Executive Vice President and Chief Operating Officer
Jason B. Beauvais	Executive Vice President, General Counsel and Secretary
Ryan R. Nelson	Chief Financial Officer and Treasurer
SECURITY OWNERSHIP OF OFFICERS OF THE REPORTING PERSON
The table below includes ownership of the Issuer’s shares of Common Stock by directors and executive officers of the Reporting Person as of the Applicable Date. Other than Messrs. Foster and Hyzak, none of the
Reporting Person’s directors own any shares of the Issuer’s Common Stock as of the date of this report. Each of the below-listed persons (1) used cash on hand to purchase the shares of Common Stock set forth next to their name and
(2) has sole power to vote or to direct the vote, and sole power to dispose of or to direct the disposition of the shares of Common Stock set forth next to their name.

	Shares Beneficially Owned as of the Record Date
Name	Number	Percentage of Shares Outstanding
Vincent D. Foster	196,173	*
Dwayne L. Hyzak	71,225	*
David L. Magdol	47,300	*
Jesse E. Morris	10,000	*
Jason B. Beauvais	30,434	*
Ryan R. Nelson	—	*
All directors and executive officers as a group (6 persons)	355,132	*
*     Amount represents less than 1.0% based on shares of Common Stock outstanding as of the Applicable Date, based on information available to the Reporting Person from the Issuer at such time.
Annex B
REPORTING PERSON PURCHASES OF ISSUER COMMON STOCK
The table below includes all transactions involving shares of the Issuer’s Common Stock effected in the last sixty days by the Reporting Person.

Transaction Date	No. of Shares of Common Stock Acquired (1)(2)	Weighted-Average Price Per Share	Low Price Per Share	High Price Per Share
9/8/2026	3,178	$12.68	$12.65	$12.75
9/9/2026	3,570	$12.54	$12.46	$12.60
9/10/2026	3,600	$12.48	$12.37	$12.71
9/11/2026	3,605	$12.47	$12.40	$12.57
9/14/2026	3,599	$12.50	$12.32	$12.61
9/15/2026	3,645	$12.34	$12.27	$12.45
9/16/2026	3,640	$12.35	$12.25	$12.45
9/17/2026	3,550	$12.67	$12.52	$12.73
9/18/2026	3,600	$12.47	$12.42	$12.54
9/21/2026	3,575	$12.57	$12.49	$12.62
9/22/2026	3,565	$12.60	$12.51	$12.69
9/23/2026	3,615	$12.43	$12.32	$12.60
9/24/2026	3,650	$12.31	$12.19	$12.45
9/25/2026	3,675	$12.22	$12.15	$12.37
9/28/2026	3,710	$12.12	$12.04	$12.24
10/1/2026	7,425	$11.89	$11.77	$11.96
10/2/2026	7,590	$11.84	$11.72	$11.98
10/5/2026	7,575	$11.86	$11.75	$11.96
10/6/2026	7,106	$11.72	$11.65	$11.75
10/7/2026	7,351	$11.64	$11.48	$11.71
10/8/2026	7,600	$11.75	$11.65	$11.84
10/9/2026	7,590	$11.83	$11.74	$11.92
10/12/2026	7,500	$11.80	$11.73	$11.86
10/13/2026	7,113	$11.82	$11.76	$11.99
10/14/2026	7,665	$11.73	$11.63	$11.80
10/15/2026	7,111	$11.78	$11.72	$11.85
10/16/2026	7,610	$11.82	$11.72	$11.93
10/19/2026	6,019	$11.52	$11.44	$11.83
10/20/2026	7,705	$11.67	$11.55	$11.76
10/21/2026	7,820	$11.50	$11.40	$11.55
10/22/2026	7,690	$11.70	$11.52	$11.75
10/23/2026	7,437	$11.60	$11.51	$11.73
10/26/2026	7,576	$11.62	$11.49	$11.73
10/27/2026	7,670	$11.73	$11.64	$11.77
10/28/2026	7,685	$11.71	$11.64	$11.80
10/29/2026	7,540	$11.93	$11.88	$11.98
Annex B

10/30/2026	7,521	$11.89	$11.75	$12.00
11/2/2026	3,913	$11.94	$11.79	$12.00
11/3/2026	3,765	$11.94	$11.83	$12.00
Totals:	225,354
(1)Shares acquired pursuant to the 2026 Stock Purchase Plan.
(2)These shares were purchased in multiple transactions each day listed at prices ranging from the Low Price
Per Share to the High Price Per Share noted, inclusive. The Reporting Person undertakes to provide to the staff of the SEC, upon request, full information regarding the number of shares purchased at each separate price.
Annex C
DIRECTOR/EXECUTIVE OFFICER PURCHASES OF ISSUER COMMON STOCK
The table below includes all transactions involving shares of the Issuer’s Common Stock effected in the last sixty days by the directors and executive officers of the Reporting Person.

Name of Director/ Executive Officer of Reporting Person	Transaction Date	No. of Shares of Common Stock Acquired (1)	Weighted-Average Price Per Share
Vincent D. Foster	9/9/2026	1,673	$12.64
Vincent D. Foster	9/23/2026	461	$12.61
Vincent D. Foster	10/9/2026	1,821	$11.75
Dwayne L. Hyzak	9/9/2026	115	$12.69
Dwayne L. Hyzak	9/23/2026	32	$12.60
Dwayne L. Hyzak	10/9/2026	126	$11.76
David L. Magdol	9/9/2026	408	$12.52
David L. Magdol	10/9/2026	437	$11.80
Jason B. Beauvais	9/9/2026	46	$12.69
Jason B. Beauvais	9/23/2026	13	$12.60
Jason B. Beauvais	10/9/2026	50	$11.76
(1)Shares acquired pursuant to a dividend reinvestment transaction under a dividend reinvestment plan.